Exhibit 10.6

Loan Agreement

Ref: [NUMBER]

The Loan Agreement (hereinafter referred to as “the Agreement”) was signed in Beijing on 04/02, 2020 by the following parties:

Party A (Lender): Zhihui Qiyuan (Beijing) Technology Co., Ltd.

Unified social credit code: [NUMBER]

Party B (Borrower): Changxiang Wuxian (Beijing) Technology Co. Ltd.

Unified social credit code: [NUMBER]

Party A and Party B have reached an agreement regarding the loan from Party A to Party B as follows for mutual compliance.

1	Loan amount

Party A agrees to provide the loan to Party B in accordance with the provisions of the Agreement, and the amount is: RMB 50,000,000 Yuan.

2	Interest

The benchmark interest rate of the loan of the People’s Bank of China commencing from the fund reaches the Borrower’s account.

3	Mode of payment and account information:

3.1	Mode of payment: Party A shall transfer the loan to the account designated by Party B within three working days from the date of signing the Agreement.

3.2	The specific information of the account designated by Party B is as follows:

Full name of the company: (as shown on the original contract) _

Bank of deposit: (as shown on the original contract)

Account No.: (as shown on the original contract)

3.3	When Party A transfers the loan to the account designated by Party B as mentioned in Article 3.2 above, Party A shall be deemed to have fulfilled its loan payment obligations under the Agreement.

4	Period of loan and repayment:

4.1	Period: From the date that Party A transfers the relevant fund to the account designated by Party B after the signing of the Agreement to 04/01, 2020.

4.2	Repayment: The Borrower shall repay the principal and interest of the loan under the Agreement to Party A on time and in full within one (1) working day (“repayment date”) after the expiration of the period of loan.

4.3	Party B shall have the right to repay all or part of the loan principal and interest in advance to Party A before the expiration of the period of loan.

4.4	All repayment funds shall be transferred to the following bank account designated by Party A on time:

Full name of the company: (as shown on the original contract)

Bank of deposit: (as shown on the original contract)

Account No.: (as shown on the original contract)

5	Statements and warranties:

5.1	Party B hereby makes the following statements and warranties to Party A:

5.1.1	Party B has the right to sign and perform this contract. Party B has the provisions to sign and perform this contract in accordance with its company’s articles of association or other organizational documents and Party B has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement;

5.1.2	The signing and performance of the Agreement by Party B do not violate any agreement, document or any commitment made to any third party;

6	Liability for breach of contract:

6.1	If any statement made by Party B under the Agreement proves to be untrue, inaccurate, or misleading, or Party B violates any of its obligations under the Agreement, it constitutes an event of default by Party B under the Agreement. In the event of any event of default, Party A shall have the right to take any action permitted by law, including but not limited to requiring the Borrower to immediately return the loan principal and interest under this Loan Agreement.

6.2	If Party B fails to make repayment on time after the expiration of the period of loan, it shall also pay Party A the following funds in addition to returning the principal to Party A: From the next day after the expiration of the period of loan to the actual repayment date, the total interest shall be calculated based on the principal as the cardinal number and the daily interest rate corresponding to annual interest rate of 24%.

7.	Applicable laws:

The validity, establishment, interpretation, performance and dispute resolution of the Agreement shall be governed by the laws of the People’s Republic of China.

8.	Dispute resolution:

All disputes arising from and in connection with the performance of the Agreement shall be settled through friendly negotiations; If both parties fail to reach an agreement through negotiations, both parties agree to submit the dispute to the Beijing Arbitration Commission for settlement.

9.	Confidential terms

9.1	Unless otherwise agreed in the Agreement, both parties to this agreement shall make their best efforts to keep confidential all technical or commercial information obtained in any form related to the other party by signing and performing the Agreement. Either party shall restrict its employees, agents, consultant, subcontractors and suppliers to obtain the above information only for performing the obligations under the Agreement.

9.2	The above restrictions do not apply to:

9.2.1	Generally obtainable data and information to the public at the time of disclosure;

9.2.2	Generally obtainable materials at the time of disclosure not caused by the receiving party’s fault;

9.2.3	The receiving party may prove that it has been in the possession before the disclosure and that it is not directly or indirectly obtained from other parties;

9.2.4	In accordance with the requirements of laws, any party is obliged to disclose to the relevant government departments, stock trading agency or disclose the above confidential information to the direct legal counsel and financial advisor required for his or her normal operating.

9.2.5	Whether or not the Agreement shall be amended, rescinded or terminated, this provision shall be legally effective.

10	Text and validity:

The Agreement shall take effect immediately after being sealed by both parties. The Agreement is made in duplicate. Party A and Party B shall hold one copy respectively and they have the same legal effect.

[No text below, signature page for the Loan Agreement]

(Loan Agreement Ref: Signature Page)

Party A (Seal)

Signature of the Authorizer:

Date: MM/DD, 2020

Party B (Seal):

Signature of the Authorizer:

Date: MM/DD, 2020

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